                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]    Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]    Definitive Proxy Statement

[ ]    Definitive Additional Materials

[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         WESTPORT RESOURCES CORPORATION
                (Name of Registrant as Specified in Its Charter)



    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)    Title of each class of securities to which transaction applies:

              ------------------------

       (2)    Aggregate number of securities to which transaction applies:

              ------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
              $
               -----------

       (4)    Proposed maximum aggregate value of transaction: $
                                                                -----------

       (5)    Total fee paid: $
                               -----------

[ ]    Fee paid previously with preliminary materials:  $
                                                         ------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)    Amount Previously Paid: $
                                        ------------------

       (2)    Form, Schedule or Registration Statement No.:
                                                            -------------------

       (3)    Filing Party:
                            ---------------------------------------------------

       (4)    Date Filed:
                          ---------------------------------

                     [WESTPORT RESOURCES CORPORATION LOGO]

                         WESTPORT RESOURCES CORPORATION

                                Denver, Colorado

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                       to be held Wednesday, March 5, 2003

To the Stockholders:

         A Special Meeting of Stockholders, or the Special Meeting, of Westport Resources Corporation, a Nevada corporation, also referred to herein as Westport or the Company, will be held on Wednesday, March 5, 2003, at 9:00 a.m., local time, at the principal offices of the Company located at 1670 Broadway, Suite 2800, Denver, Colorado 80202, for the following purposes:

         (1) To approve an amendment to the Company's Amended Articles of Incorporation to increase the number of authorized shares of Westport's common stock from 70 million shares to 100 million shares; and

         (2) To transact such other business as may properly come before such meeting or any adjournment(s) thereof.

         We have fixed the close of business on January 24, 2003 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Special Meeting or any adjournment(s) thereof. A complete list of the stockholders entitled to notice of and to vote at the Special Meeting will be open to the examination of any of our stockholders upon request during normal business hours at our offices at 1670 Broadway, Suite 2800, Denver, Colorado for the ten day period prior to the Special Meeting.

         We invite you to attend the Special Meeting. YOUR VOTE IS VERY IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE REQUEST THAT YOU SIGN AND RETURN THE ENCLOSED PROXY AND THUS ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE SPECIAL MEETING IF YOU ARE UNABLE TO ATTEND. WE HAVE ENCLOSED A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE FOR YOUR CONVENIENCE. IF YOU DO ATTEND THE SPECIAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                                            By Order of the Board of Directors

                                            /s/ HOWARD L. BOIGON
                                            ------------------------------------
                                            Howard L. Boigon
                                            Vice President, General Counsel and
                                            Secretary

January ___, 2003

                     [WESTPORT RESOURCES CORPORATION LOGO]

                         WESTPORT RESOURCES CORPORATION

                            1670 Broadway, Suite 2800
                             Denver, Colorado 80202
                                 (303) 573-5404



                                 PROXY STATEMENT
                                       FOR
                         SPECIAL MEETING OF STOCKHOLDERS
                       TO BE HELD WEDNESDAY, MARCH 5, 2003



                     SOLICITATION AND REVOCATION OF PROXIES

         The Board of Directors of Westport Resources Corporation, a Nevada corporation, also referred to as Westport or the Company, is soliciting the enclosed proxy for use at the Special Meeting of Stockholders, also referred to as the Special Meeting, to be held on Wednesday, March 5, 2003, at 9:00 a.m., local time, at the principal offices of the Company located at 1670 Broadway, Suite 2800, Denver, Colorado 80202, or at any adjournment(s) thereof. The Board of Directors will conduct the solicitation of proxies primarily by mail. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. The Company will reimburse brokers, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxy materials to beneficial owners of Westport common stock. The Company will bear the costs of the solicitation. This proxy statement and the form of proxy were first mailed to stockholders of the Company on or about February 3, 2003.

         A stockholder may revoke the enclosed proxy, even though executed and returned, at any time prior to the voting of the proxy (a) by execution and submission of a revised proxy bearing a later date than the preceding proxy, (b) by written notice of revocation to the Secretary of the Company or (c) by voting in person at the Special Meeting. In the absence of such revocation, shares represented by the proxies will be voted at the Special Meeting.

                       OUTSTANDING STOCK AND VOTING RIGHTS

         At the close of business on January 24, 2003, the record date for determining the stockholders entitled to notice of and to vote at the Special
Meeting, there were            shares of Westport common stock outstanding,
including       shares of Westport common stock that are subject to restricted stock agreements as described below, but excluding any treasury shares. Westport common stock is the only class of outstanding securities of the Company entitled to notice of and to vote at the Special Meeting. Each stockholder is entitled to one vote for each share of Westport common stock. Holders of Westport's 6 1/2% convertible preferred stock have no voting rights with respect to matters to be voted on at the Special Meeting.

         As of January 24, 2003, an aggregate of       of the outstanding shares
of Westport common stock were issued as restricted stock awards pursuant to the Company's 2000 Stock Incentive Plan. During the period in which such shares are restricted, the holders of those shares have none of the rights of a stockholder with respect to such shares, including the right to vote the shares.

         In order to transact business at the Special Meeting, a quorum consisting of a majority of all outstanding shares entitled to vote must be present in person or by proxy. Abstentions and "broker non-votes" (shares held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners of such shares or persons entitled to vote on the matter) will be counted for the purpose of determining whether a quorum is present.

         Barth E. Whitham and Lon McCain are each named as proxies in the enclosed proxy. Mr. Whitham is our President and Chief Operating Officer. Mr. McCain is our Vice President, Treasurer and Chief Financial Officer. Mr. Whitham or Mr. McCain will vote all shares represented by properly executed proxies returned in time to be counted at the Special Meeting.


                                   PROPOSAL 1
           AMENDMENT TO THE WESTPORT AMENDED ARTICLES OF INCORPORATION

REASONS FOR THE AMENDMENT

         We are currently authorized to issue 80 million shares of capital stock, divided into 70 million shares of common stock and 10 million shares of preferred stock, $0.01 par value per share. As of January 24, 2003, shares of common stock were issued and outstanding (excluding treasury shares), 3,477,013 shares of common stock were reserved for issuance upon exercise of outstanding options and 1,364,779 shares of common stock were reserved for issuance upon conversion of outstanding preferred stock. Currently, the total number of outstanding shares together with shares issuable upon exercise of outstanding vested and unvested options and upon conversion of outstanding preferred stock exceeds the total number of authorized and unissued shares, leaving us unable to take any action requiring the issuance of common stock. Examples of such actions include:

         o        granting new awards under employee benefit plans;

         o        consummating capital market transactions;

         o        acquiring businesses or assets for stock;

         o        issuing convertible securities or equity incentive awards; or

         o        approving stock splits or stock dividends.

Accordingly, our Board of Directors has approved an amendment to our Amended Articles of Incorporation, or our articles of incorporation, that, if approved by our stockholders, will increase the number of authorized shares of common stock from 70 million shares to 100 million shares. In addition to providing adequate shares for the exercise of all outstanding vested and unvested options and the conversion of outstanding preferred stock, such increase will give our Board of Directors the flexibility to issue shares of common stock to meet the recurring needs of our business without undue delay. This increase would not affect the rights of our stockholders to approve an issuance of our common stock in circumstances specified under our Second Amended and Restated Bylaws, or our bylaws, or applicable law.

         All shares of common stock, including those now authorized and those that would be authorized by the proposed amendment to our articles of incorporation, are equal in rank and have the same voting, dividend and liquidation rights. Holders of Westport's common stock do not have preemptive rights.

ABILITY OF BOARD TO ISSUES AUTHORIZED SHARES; CERTAIN ISSUANCES REQUIRING STOCKHOLDER APPROVAL

         Once authorized, additional shares of our common stock may be issued upon approval by the Board of Directors and without further approval of the stockholders unless stockholder approval is required by applicable law or the rules of the New York Stock Exchange. Shares may be issued for such consideration as the Board of Directors may determine and as may be permitted by applicable law.

         The rules of the New York Stock Exchange require the prior approval of shares representing the majority of the votes cast (assuming the presence of a quorum) in the following situations:

         o an issuance that will result in a change of control of Westport;

         o an issuance of common stock (or securities convertible into or exercisable for common stock) in any transaction or series of transactions if:

                  o the common stock has, or will have upon issuance, voting power of 20 percent or more of the voting power outstanding before the issuance of such stock (or securities convertible into or exercisable for common stock); or

                  o the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20 percent of the number of shares of common stock outstanding before the issuance of securities, unless such issuance involves any public offering for cash, any bona fide private financing involving a sale of common stock for cash at a price at least as great as each of the book and market value of the common stock, or securities convertible into or exercisable for common stock for cash if the conversion or exercise price is at least as great as each of the book and market value of the common stock;

         o for any stock option or purchase plan or any other arrangement pursuant to which officers or directors may acquire stock, subject to certain exceptions, including being pursuant to a broadly based plan, where options or shares are issued as an inducement to entering into an employment contract, or pursuant to certain plans limiting any issuance of shares to a single officer or director to no more than one percent; and

         o any issuance of common stock (or securities convertible into or exercisable for common stock) to a director, officer or certain substantial security holders of Westport if the number of shares to be issued involves more than one percent of the number of shares of common stock or one percent of the voting power outstanding before the issuance.

         The New York Stock Exchange has also proposed a rule that would require stockholder approval of all new equity-compensation plans other than inducement options, plans relating to mergers or acquisitions, and tax qualified and excess benefit plans. This rule is expected to become effective in the near future.

CERTAIN EFFECTS OF THE AMENDMENT

         If the proposed amendment becomes effective, under certain circumstances it could have an anti-takeover effect, although that is not the intention. For example, if we became the subject of a hostile takeover attempt, we could attempt to obstruct the takeover by issuing shares of common stock which would have the effect of diluting the voting power of the outstanding shares and increasing the cost of the potential takeover. In addition, the increase in authorized shares, if approved, may have the effect of discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful. Our Board of Directors and executive officers have no knowledge of any current effort to obtain control of Westport or to accumulate large amounts of our common stock.

         THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" APPROVAL OF THE AMENDMENT TO WESTPORT'S AMENDED ARTICLES OF INCORPORATION.

         To effect the increase in authorized shares of our common stock, it is proposed that the first sentence of Article IV of our Amended Articles of Incorporation be amended to read in its entirety as follows:

               "The total number of shares of stock that the Company shall have authority to issue is 110 million of which 100 million shares shall be common stock with a par value of $0.01 per share and 10 million shall be preferred stock with a par value of $0.01 per share, of which 4.37 million shares have been designated as 6 1/2% convertible preferred stock through the filing of that certain Certificate of Designations with the Nevada Secretary of State on March 6, 1998."

         Under applicable Nevada law, our articles of incorporation, our bylaws and the rules of the New York Stock Exchange, approval of this amendment to our articles of incorporation shall be effective upon receiving the affirmative vote of the holders of a majority of our common stock present in person or represented by proxy and entitled to vote at the Special Meeting. Because approval of the amendment to our articles of incorporation requires the affirmative vote of holders of a majority of the shares of our common stock outstanding and entitled to vote on the amendment, abstentions and broker non-votes will have the same effect as votes cast at the Special Meeting against the proposal.

         Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR approval of the amendment to our articles of incorporation.

                      DESCRIPTION OF WESTPORT CAPITAL STOCK

GENERAL

         Our authorized capital stock consists of 80 million shares of stock, including:

         o        70 million shares of common stock, $0.01 par value per share,
                  of which           shares were issued and outstanding as of
                  January 24, 2003, and of which 33,617 shares were held in treasury; and

         o 10 million shares of preferred stock, $0.01 par value per share, of which 4.37 million shares have been designated as 6 1/2% convertible preferred stock through the filing of that certain Certificate of Designations with the Nevada Secretary of State on March 6, 1998, of which 2,930,000 shares are currently issued and outstanding.

COMMON STOCK

         This section describes the general terms of our common stock. For more detailed information, you should refer to our articles of incorporation and bylaws, copies of which have been filed with the SEC, as well as our amendment to registration statement on Form 8-A filed with the SEC on August 31, 2001.

         DIVIDEND RIGHTS

         Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratable dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for the payment of dividends.

         VOTING RIGHTS

         Holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Our common stock does not have cumulative voting rights.

         LIQUIDATION RIGHTS

         If we liquidate, dissolve, or wind up our business, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

         PREEMPTIVE, CONVERSION OR OTHER SUBSCRIPTION RIGHTS

         Our common stock has no preemptive, conversion or other subscription rights.

         REDEMPTION OR SINKING FUND PROVISIONS

         There are no redemption or sinking fund provisions applicable to the common stock.

         LIABILITY

         All outstanding shares of our common stock are fully paid and nonassessable. The holders of our common stock are not subject to further calls or assessments.

PREFERRED STOCK

         GENERAL

         Subject to the Nevada Revised Statutes, our board of directors has been authorized to provide for the issuance of shares of our preferred stock in multiple series without the approval of stockholders. With respect to each series of our preferred stock, our board of directors has the authority to fix the following terms:

         o        the designation of the series;

         o        the number of shares within the series;

         o whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

         o the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

         o whether the shares are redeemable, the redemption price and the terms of redemption;

         o the amount payable to you for each share you own if we dissolve or liquidate;

         o whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

         o any restrictions on issuance of shares in the same series or any other series;

         o        voting rights applicable to the series of preferred stock; and

         o        any other rights, preferences or limitations of such series.

         6 1/2% CONVERTIBLE PREFERRED STOCK

         This section describes the general terms of our 6 1/2% convertible preferred stock. For more detailed information, you should refer to our certificate of designations and bylaws, copies of which have been filed with the SEC, as well as our amendment to registration statement on Form 8-A filed with the SEC on August 31, 2001.

         The holders of 6 1/2% convertible preferred stock are entitled to receive, when, as and if declared by our board of directors out of funds legally available therefore, cumulative annual cash dividends of $1.625 per share. The dividends are payable quarterly in arrears on the 15th of March, June, September and December of each year. If we liquidate, dissolve or wind up our business, holders of 6 1/2% convertible preferred stock are entitled to receive, out of assets remaining after payment of liabilities and subject to the distribution rights of the holders of any shares of any series or class of stock ranking on a parity with or prior to the 6 1/2% convertible preferred stock, a liquidation preference of $25.00 per share plus an amount equal to all accumulated and unpaid dividends. Subject to certain notice requirements and the payment of all accrued and unpaid dividends, we have the option to redeem all or part of the outstanding shares of 6 1/2% convertible preferred stock for the price per share set forth in the certificate of designations. The redemption price per share of the 6 1/2% convertible preferred stock is currently $25.975 per share and declines each year to a final redemption price per share of $25.00 per share on or after May 15, 2008. The holders of 6 1/2% convertible preferred stock may opt to convert their shares to common stock in lieu of redemption.

         Shares of 6 1/2% convertible preferred stock are convertible at any time into that number of shares of our common stock obtained by dividing the aggregate liquidation preference by the conversion price, which is subject to certain adjustments. Currently, each share of 6 1/2% convertible preferred stock is convertible into 0.465795 shares of our common stock. If we are party to any transaction such as a merger, consolidation, share exchange, recapitalization or sale of all or substantially all of our assets and each of our shares of common stock is to be converted into the right to receive stock, securities or other property, then shares of 6 1/2% convertible preferred stock shall be convertible into that number of shares of stock, securities or other property as would be received by a holder of that number of shares of common stock into which the 6 1/2% convertible preferred stock was convertible immediately prior to the transaction. There are no sinking fund provisions applicable to the 6 1/2% convertible preferred stock. All outstanding shares of 6 1/2% convertible preferred stock are fully paid and nonassessable.

         Holders of 6 1/2% convertible preferred stock have no voting rights except as described below or as required by applicable law, rule or regulation. Whenever an aggregate of at least six quarterly dividends have been accrued but not paid, whether or not consecutive, the board of directors will automatically be increased by two members and the holders of 6 1/2% convertible preferred stock will have the right to vote, separately as a class, to elect two directors until such time as all accumulated dividends are paid. In addition, the affirmative vote or consent of at least two-thirds of the outstanding shares of 6 1/2% convertible preferred stock is necessary to permit an amendment, alteration or a repeal, whether by merger or otherwise, of our articles of incorporation that adversely affects the rights and preferences of the 6 1/2% convertible preferred stock as more specifically set forth in the certificate of designations.

         POSSIBLE ANTITAKEOVER EFFECTS OF PREFERRED STOCK

         Our ability to issue preferred stock, or rights to purchase such shares, could discourage an unsolicited acquisition proposal. For example, we could impede a business combination by issuing a series of preferred stock containing class voting rights that would enable the holders of such preferred stock to block a business combination transaction. Alternatively, we could facilitate a business combination transaction by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders. Additionally, under certain circumstances, our issuance of preferred stock could adversely affect the voting power of the holders of our common stock. Although our board of directors is required to make any determination to issue any preferred stock based on its judgment as to the best interests of our stockholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over prevailing market prices of such stock. Our board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.

ANTITAKEOVER PROVISIONS

         LIMITATION ON DIRECTORS' LIABILITY

         Our articles of incorporation provide that our directors will not be personally liable to Westport or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

         o for any breach of the director's duty of loyalty to Westport or our stockholders;

         o for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law;

         o for unlawful distributions as provided in Section 78.300 of the Nevada Revised Statutes; or

         o for any transaction from which the director derived an improper personal benefit.

         In addition, we have entered into indemnification agreements with our directors pursuant to which we will indemnify our directors to the fullest extent authorized or permitted by Nevada law as it exists now or may hereafter be amended.

         The inclusion of the provision in our articles of incorporation and the indemnification agreements may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited Westport and our stockholders.

         SECTIONS 78.411 TO 78.444 OF THE NEVADA REVISED STATUTES

         Sections 78.411 to 78.444 of the Nevada Revised Statutes, or NRS, prohibit a defined set of transactions between a Nevada corporation, such as Westport, and an "interested stockholder." An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 10% or more of the outstanding voting shares of a Nevada corporation. This provision may prohibit combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder. The term "combination" is broadly defined to include mergers, asset sales, issuance of stock and other actions resulting in a financial benefit to the interested stockholder. A Nevada corporation may "opt out" of NRS Sections 78.411 to 78.444, inclusive, with an express provision in its original articles of incorporation or an express provision in its articles of incorporation or bylaws resulting from amendments approved by the holders of at least a majority of its disinterested outstanding voting shares. We have "opted out" of the provisions of NRS Sections 78.411 to 78.444, inclusive.

         SPECIAL CHARTER AND BYLAW PROVISIONS

         Our bylaws contain provisions requiring that advance notice be delivered to Westport of any business to be brought by a stockholder before an annual meeting of stockholders and providing for certain procedures to be followed by stockholders in nominating persons for election to our board of directors. Generally, such advance notice provisions provide that the stockholder must give written notice to our Secretary not less than 70 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the meeting is advanced by more than 20 days or delayed by more than 70 days from such anniversary date, notice must be delivered between 70 and 90 days before the meeting or no later than the 10th day after the first public announcement of the date is made. The notice must set forth specific information regarding such stockholder and such business or director nominee, as described in our bylaws. Such requirement is in addition to those set forth in the regulations adopted by the SEC under the Exchange Act. Our articles of incorporation provide that the number of directors shall not be less than one nor more than 15 and provide for a classified board of directors, consisting of three classes as nearly equal in number as practicable. Each class holds office until the third annual stockholders' meeting for election of directors following the most recent election of such class.

         Our articles of incorporation provide that stockholders may not act by written consent in lieu of a meeting. Our bylaws provide that special meetings of the stockholders may be called only by our chairman of the board, president and secretary, provided, however, that if a stockholder has the power pursuant to our second amended and restated shareholders agreement to nominate at least two directors, any director nominated by such stockholder may call a special meeting of the stockholders. Our bylaws may be amended by our board of directors or by the affirmative vote of the holders of a majority of the aggregate voting power of our outstanding capital stock entitled to vote, provided, however, that any amendment relating to the ability of a director to call a special meeting of the stockholders or a special meeting of the board of directors requires the approval of not less than two-thirds of all members of the board of directors so long as each stockholder subject to the second amended and restated shareholders agreement has the right to designate at least two directors; and further, any amendment relating to actions requiring supermajority approval or self-interested transactions requires the affirmative vote of the holders of two-thirds of the aggregate voting power of our outstanding capital stock entitled to vote or the unanimous vote of all members of the board of directors.

         The foregoing provisions of our articles of incorporation and our bylaws could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirors from making an offer to our stockholders and of limiting any opportunity to realize premiums over prevailing market prices for our common stock in connection therewith. This could be the case notwithstanding that a majority of our stockholders might benefit from such a change in control or offer.

REGISTRATION RIGHTS

         Under the Second Amended and Restated Shareholders Agreement between us and the holders of approximately 35,586,730 shares of common stock, such holders are entitled to rights with respect to the registration of such shares under the Securities Act of 1933, as amended. Under the agreement, if we propose to register any of our securities under the Securities Act, either for our own account or for the account of other security holders exercising registration rights, such holders are entitled to notice of such registration and are entitled to include shares of such common stock in the registration. Additionally, such holders are also entitled to demand registration rights, pursuant to which certain holders may require us on up to two occasions and certain holders may require us on up to three occasions to file a registration statement under the Securities Act at our expense with respect to their shares of common stock, and we are required to use all reasonable efforts to effect such registration. All of these registration rights are subject to certain conditions and limitations, including the right of the underwriters of an offering to limit the number of shares included in such registration and our right not to affect a requested demand registration within six months following a previous demand registration.

TRANSFER AGENT AND REGISTRAR

         Computershare Trust Company, Inc. serves as the registrar and transfer agent for our common stock and preferred stock.

STOCK EXCHANGE LISTING

         Our common stock and 6 1/2% convertible preferred stock are listed on the New York Stock Exchange. The trading symbol for our common stock on this exchange is "WRC" and the trading symbol for our 6 1/2% convertible preferred stock is "WRCPR."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of December 31, 2002, regarding beneficial ownership of Westport common stock by (1) each person, or group of affiliated persons, known by Westport to own beneficially 5% or more of its outstanding common stock, (2) each of Westport's directors and executive officers and (3) all of Westport's executive officers and directors as a group. The number of shares of Westport common stock outstanding as of December 31, 2002 was 66,790,213 shares. The number of shares of Westport's
6 1/2% convertible preferred stock outstanding as of December 31, 2002 was 2,930,000.

                                                                         BENEFICIAL OWNERSHIP(1)
                                                                      -----------------------------
                    NAME OF BENEFICIAL OWNER                             SHARES           PERCENT
-----------------------------------------------------------------     ------------     ------------
Westport Energy LLC(2) ..........................................       35,589,208             53.3%
  21 Glen Oaks Ave
  Summit, NJ 07901
ERI Investments, Inc.(3) ........................................       35,589,208             53.3%
  801 West Street, 2nd Floor
  Wilmington, Delaware 19804
Richard J. Haas(4) ..............................................       35,589,208             53.3%
Robert A. Haas**(4) .............................................       35,589,208             53.3%
Eugen von Liechtenstein(4) ......................................       35,589,208             53.3%
Graham Garner(4) ................................................       35,589,208             53.3%
Robert A. Belfer**(5) ...........................................       35,837,009             53.5%
Renee E. Belfer(6) ..............................................       35,589,208             53.3%
Belfer Corp.(7) .................................................       35,686,093             53.4%
The Robert A. and Renee E. Belfer Family Foundation(8) ..........       35,589,208             53.3%
Belfer Two Corp(9) ..............................................       35,597,592             53.3%
Liz Partners L.P. (10) ..........................................       35,589,208             53.3%
Renee Holdings Partnership, L.P.(11) ............................       35,663,735             53.3%
A&B Investors, Inc.(12) .........................................       35,654,419             53.3%
Belwest Petroleum, Inc.(13) .....................................       35,589,208             53.3%
LDB Corp.(14) ...................................................       35,589,208             53.3%
LDB Two Corp. (15) ..............................................       35,589,208             53.3%
Robert A. Belfer Family Trust(16) ...............................       35,589,208             53.3%
The Laurence D. Belfer Family Foundation(17) ....................       35,589,208             53.3%
Vantz Limited Partnership(18) ...................................       35,589,208             53.3%
Laurence D. Belfer**(19) ........................................       35,589,208             53.3%
Jack Saltz(20) ..................................................       35,617,155             53.3%
Saltz Investment Group, LLC(21) .................................       35,589,208             53.3%
Jack and Anita Saltz Foundation(22) .............................       35,589,208             53.3%
Wellington Management Company, LLP (23) .........................        5,494,465              8.2%
  75 State Street
  Boston, Massachusetts 02109
Donald D. Wolf**(24) ............................................          688,024              1.0%
Barth E. Whitham**(25) ..........................................          276,250                *
Lon McCain**(26) ................................................           37,778                *
Grant W. Henderson**(27) ........................................          222,897                *
Howard L. Boigon**(28) ..........................................           30,094                *
Kenneth D. Anderson**(29) .......................................           25,267                *
Lynn S. Belcher**(30) ...........................................           82,041                *
Brian K. Bess**(31) .............................................           63,571                *
Carter Mathies** ................................................               --               --
Robert R. McBride, Jr.**(32) ....................................           47,255                *
James M. Funk**(33) .............................................            5,442                *
Murry S. Gerber**(34) ...........................................       35,595,708             53.3%
Peter R. Hearl**(35) ............................................            8,627                *
David L. Porges**(36) ...........................................       35,591,208             53.3%
Michael Russell** ...............................................               --               --
Randy Stein**(37) ...............................................            8,627                *
William F. Wallace**(38) ........................................           18,170                *
Directors and executive officers as a group(39) .................       37,304,707             54.6%

----------

    * Less than one percent.

    ** Director or Executive Officer of Westport.

    (1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Westport common stock subject to options, warrants, convertible preferred stock and any other convertible security currently exercisable or convertible, or exercisable or convertible within 60 days of December 31, 2002, are deemed outstanding for computing the percentage of the person or entity holding such securities, but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Westport common stock shown as beneficially owned by them.

    (2) Based on a report on Schedule 13D filed with the SEC on August 31, 2001 and Westport's records. This number includes (i) 14,238,001 shares of Westport common stock held by WELLC subject to the Second Amended and Restated Shareholders Agreement, dated as of July 20, 2001 (the "Shareholders Agreement"), between Westport, Belco, ERI, WELLC and the Belfer Group, as defined in footnote 5, and (ii) an aggregate of 21,351,207 shares of Westport common stock held by ERI and the Belfer Group of which WELLC may be deemed to have shared voting power and thus to be the beneficial owner pursuant to the Shareholders Agreement. WELLC disclaims beneficial ownership of 21,351,207 shares of Westport common stock held by ERI and the Belfer Group subject to the Shareholders Agreement. All of the interests of WELLC are held by Westport Investments Limited, a Bahamas corporation. All voting decisions with respect to the shares of Westport held by WELLC are made by the board of directors of Westport Investments Limited. No member of the board of directors of Westport Investments Limited, except Robert
         A. Haas, holds any position with Westport. Mr. Haas was appointed to serve as Westport's director effective November 28, 2001.

    (3) Based on a report on Schedule 13D filed with the SEC on August 31, 2001 and Westport's records. This number includes (i) 13,911,152 shares of Westport common stock held by ERI subject to the Shareholders Agreement and (ii) an aggregate of 21,678,056 shares of Westport common stock held by WELLC and the Belfer Group subject to the Shareholders Agreement of which ERI may be deemed to have shared voting power and thus to be the beneficial owner pursuant to the Shareholders Agreement. ERI disclaims beneficial ownership of 21,678,056 shares of Westport common stock held by WELLC and the Belfer Group subject to the Shareholders Agreement. ERI is an indirect, wholly-owned subsidiary of Equitable Resources, Inc. Murry S. Gerber, a director of Westport, is Chairman, President and Chief Executive Officer of Equitable Resources, Inc. David L. Porges, a director of Westport, is Executive Vice President and Chief Financial Officer of Equitable Resources, Inc. James M. Funk, a director of Westport, is President of Equitable Production Company, an indirect, wholly-owned subsidiary of Equitable Resources, Inc.

    (4) Includes (i) 14,238,001 shares of Westport common stock held by WELLC and (ii) an aggregate of 21,351,207 shares of Westport common stock held by ERI and the Belfer Group subject to the Shareholders Agreement, of which shares WELLC may be deemed to be the beneficial owner pursuant to the Shareholders Agreement. All of the interests of WELLC are held by Westport Investments Limited. The board of directors of Westport Investments Limited consists of Dr. Richard J. Haas, Robert A. Haas, Eugen von Liechtenstein and Graham Garner, each of whom disclaims beneficial ownership of the shares of Westport common stock held by WELLC, ERI and the Belfer Group. The address of Dr. Haas and each of Messrs. Haas, von Liechtenstein and Garner is c/o Westport Resources Corporation, 1670 Broadway, Suite 2800, Denver, Colorado 80202.

    (5) Based on a report on Schedule 13D filed with the SEC on October 14, 2002 by certain members of the Belfer Group and Westport's records. The Belfer Group is defined to include the following stockholders of
         Westport: Robert A. Belfer, Renee E. Belfer, Laurence D. Belfer, The Robert A. and Renee E. Belfer Foundation ("Belfer Foundation"), Belfer Corp. ("BC"), Belwest Petroleum, Inc. ("BPI"), A&B Investors, Inc. ("A&B"), Renee Holdings Partnership, L.P. ("Renee Holdings"), Belfer Two Corp ("B2C"), Liz Partners L.P. ("Liz Partners"), The Laurence D. Belfer Family Foundation (the "LDB Foundation"), LDB Corp. ("LDB"), LDB Two Corp. ("LDB2"), Robert A. Belfer 1990 Family Trust (the "RAB Trust"), Vantz Limited Partnership ("Vantz LP"), Jack Saltz, Saltz Investment Group, LLC ("Saltz Investment") and Jack and Anita Saltz Foundation ("JAS Foundation"). This number includes (i) 6,000 shares of Westport's 6 1/2% convertible preferred stock held by Mr. Belfer, which are convertible into 2,794 shares of Westport common stock, (ii) an aggregate of 386,000 shares of Westport's 6 1/2% convertible preferred stock held by BC, B2C and Renee Holdings, which are convertible into 179,796 shares of Westport common stock and of which Mr. Belfer may be deemed to have full voting and dispositive powers, (iii) an aggregate of 140,000 shares of Westport's 6 1/2% convertible preferred stock held by A&B, which are convertible into 65,211 shares of Westport common stock and of which Mr. Belfer may be deemed to have shared voting and dispositive powers and (iv) an aggregate of 35,589,208 shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding Mr. Belfer, subject to the Shareholders Agreement, with respect to which shares Mr. Belfer may be deemed to have shared voting power pursuant to the Shareholders Agreement. Among the shares held by the Belfer Group subject to the Shareholders Agreement, Mr. Belfer may be deemed (i) to have full voting and dispositive powers with respect to an aggregate of 4,898,897 shares of Westport common stock held by BC, B2C, BPI, Renee Holdings and Liz Partners by virtue of his position as the sole executive officer, director and shareholder of BC and BPI, general partner of Renee Holdings, the president and B2C and the managing member of the general partner of Liz Partners and (ii) to share voting and dispositive powers with respect to an aggregate of 263,793 shares of Westport common stock held by the Belfer Foundation by virtue of being the donor trustee of the Belfer Foundation. Mr. Belfer disclaims beneficial ownership of the shares of Westport common stock held by WELLC, ERI and members of the Belfer Group subject to the Shareholders Agreement, excluding shares held by Mr. Belfer, BC, BPI, B2C, the Belfer Foundation, Renee Holdings and Liz Partners. The aggregate number of shares of Westport's 6 1/2% convertible preferred stock, of which Mr. Belfer may be deemed to be the beneficial owner, represents approximately 18.2% of Westport's 6 1/2% convertible preferred stock outstanding as of December 31, 2002. The address of Mr. Belfer is 767 Fifth Avenue, 46th Floor, New York, New York 10153.

    (6) Based on a report on Schedule 13D filed with the SEC on October 14, 2002 by certain members of the Belfer Group and Westport's records. This number includes an aggregate of 35,589,208 shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding Ms. Belfer, subject to the Shareholders Agreement, with respect to which shares Ms. Belfer may be deemed to have shared voting power pursuant to the Shareholders Agreement. Among the shares held by the Belfer Group subject to the Shareholders Agreement, Ms. Belfer may be deemed to share voting and dispositive powers with respect to 263,793 shares of Westport common stock held by the Belfer Foundation by virtue of her being the co-trustee of the Belfer Foundation. Ms. Belfer disclaims beneficial ownership of the shares of Westport common stock held by WELLC, ERI and members of the Belfer Group subject to the Shareholders Agreement, excluding those shares owned by the Belfer Foundation. The address of Ms. Belfer is 767 Fifth Avenue, 46th Floor, New York, New York 10153.

    (7) Based on a report on Schedule 13D filed with the SEC on October 14, 2002 by certain members of the Belfer Group and Westport's records. This number includes (i) 2,753,270 shares of Westport common stock held by BC subject to the Shareholders Agreement, (ii) 208,000 shares of Westport's 6 1/2% convertible preferred stock held by BC, which are convertible into 96,885 shares of Westport common stock, and (iii) an aggregate of 32,835,938 shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding BC, subject to the Shareholders Agreement, with respect to which shares BC may be deemed to have shared voting power pursuant to the Shareholders Agreement. BC disclaims beneficial ownership of the shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding BC, subject to the Shareholders Agreement. The address of BC is c/o Robert A. Belfer, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

    (8) Based on a report on Schedule 13D filed with the SEC on October 14, 2002 by certain members of the Belfer Group and Westport's records. This number includes (i) 263,793 shares of Westport common stock held by Belfer Foundation and (ii) an aggregate of 35,325,415 shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding Belfer Foundation, subject to the Shareholders Agreement, with respect to which shares Belfer Foundation may be deemed to have shared voting power pursuant to the Shareholders Agreement. Belfer Foundation disclaims beneficial ownership of the shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding Belfer Foundation, subject to the Shareholders Agreement. The address of Belfer Foundation is c/o Robert A. Belfer, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

    (9) Based on a report on Schedule 13D filed with the SEC on October 14, 2002 by certain members of the Belfer Group and Westport's records. This number includes (i) 1,157,309 shares of Westport common stock held by B2C, (ii) 18,000 shares of Westport's 6 1/2% convertible preferred stock held by B2C, which are convertible into 8,384 shares of Westport common stock, and (iii) an aggregate of 34,431,899 shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding B2C, subject to the Shareholders Agreement, with respect to which shares B2C may be deemed to have shared voting power pursuant to the Shareholders Agreement. B2C disclaims beneficial ownership of the shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding B2C, subject to the Shareholders Agreement. The address of B2C is c/o Robert A. Belfer, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

    (10) Based on a report on Schedule 13D filed with the SEC on October 14, 2002 by certain members of the Belfer Group and Westport's records. This number includes (i) 495,899 shares of Westport common stock held by Liz Partners and (ii) an aggregate of 35,093,309 shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding Liz Partners, subject to the Shareholders Agreement, with respect to which shares Liz Partners may be deemed to have shared voting power pursuant to the Shareholders Agreement. Liz Partners disclaims beneficial ownership of the shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding Liz Partners, subject to the Shareholders Agreement. The address of Liz Partners is c/o Robert A. Belfer, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

    (11) Based on a report on Schedule 13D filed with the SEC on October 14, 2002 by certain members of the Belfer Group and Westport's records. This number includes (i) 492,283 shares of Westport common stock held by Renee Holdings subject to the Shareholders Agreement, (ii) 160,000 shares of Westport's 6 1/2% convertible preferred stock held by Renee Holdings, which are convertible into 74,527 shares of Westport common stock, and (iii) an aggregate of 35,096,925 shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding Renee Holdings, subject to the Shareholders Agreement, with respect to which shares Renee Holdings may be deemed to have shared voting power pursuant to the Shareholders Agreement. Renee Holdings disclaims beneficial ownership of the shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding Renee Holdings, subject to the Shareholders Agreement. The address of Renee Holdings is c/o Robert A. Belfer, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

    (12) Based on a report on Schedule 13D filed with the SEC on October 14, 2002 by certain members of the Belfer Group and Westport's records. This number includes (i) 140,000 shares of Westport preferred stock held by A&B, which are convertible into 65,211 shares of Westport common stock and (ii) an aggregate of 35,589,208 shares of Westport common stock held by WELLC, ERI and members of the Belfer Group subject to the Shareholders Agreement, with respect to which shares A&B may have shared voting power pursuant to the Shareholders Agreement. A&B disclaims beneficial ownership of 35,589,208 shares of Westport common stock held by WELLC, ERI and members of the Belfer Group subject to the

         Shareholders Agreement. The address of A&B is c/o Robert A. Belfer, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

    (13) Based on a report on Schedule 13D filed with the SEC on October 14, 2002 by certain members of the Belfer Group and Westport's records. This number includes (i) 136 shares of Westport common stock held by BPI subject to the Shareholders Agreement and (ii) an aggregate of 35,589,072 shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding BPI, subject to the Shareholders Agreement, with respect to which shares BPI may be deemed to have shared voting power pursuant to the Shareholders Agreement. BPI disclaims beneficial ownership of the shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding BPI, subject to the Shareholders Agreement. The address of BPI is c/o Robert
         A. Belfer, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

    (14) Based on a report on Schedule 13D/A filed with the SEC on August 31, 2001 and Westport's records. This number includes (i) 112,552 shares of Westport common stock held by LDB subject to the Shareholders Agreement and (ii) an aggregate of 35,476,656 shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding LDB, subject to the Shareholders Agreement, with respect to which shares LDB may be deemed to have shared voting power pursuant to the Shareholders Agreement. LDB disclaims beneficial ownership of the shares held by WELLC, ERI and members of the Belfer Group, excluding LDB, subject to the Shareholders Agreement. The address of LDB is c/o Laurence D. Belfer, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

    (15) Based on a report on Schedule 13D/A filed with the SEC on August 31, 2001 and Westport's records. This number includes (i) 823,031 shares of Westport common stock held by LDB2 subject to the Shareholders Agreement and (ii) an aggregate of 34,766,177 shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding LDB2, subject to the Shareholders Agreement, with respect to which shares LDB may be deemed to have shared voting power pursuant to the Shareholders Agreement. LDB2 disclaims beneficial ownership of the shares held by WELLC, ERI and members of the Belfer Group, excluding LDB2, subject to the Shareholders Agreement. The address of LDB2 is c/o Laurence D. Belfer, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

    (16) Based on a report on Schedule 13D/A filed with the SEC on August 31, 2001 and Westport's records. This number includes (i) 230,040 shares of Westport common stock held by the RAB Trust subject to the Shareholders Agreement and (ii) an aggregate of 35,359,168 shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding the RAB Trust, subject to the Shareholders Agreement, with respect to which shares the RAB Trust may be deemed to have shared voting power pursuant to the Shareholders Agreement. The RAB Trust disclaims beneficial ownership of the shares held by WELLC, ERI and members of the Belfer Group, excluding the RAB Trust, subject to the Shareholders Agreement. The address of the RAB Trust is c/o Laurence D. Belfer, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

    (17) Based on a report on Schedule 13D/A filed with the SEC on August 31, 2001 and Westport's records. This number includes (i) 5,077 shares of Westport common stock held by the LDB Foundation subject to the Shareholders Agreement and (ii) an aggregate of 35,584,131 shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding the LDB Foundation, subject to the Shareholders Agreement, with respect to which shares the LDB Foundation may be deemed to have shared voting power pursuant to the Shareholders Agreement. The LDB Foundation disclaims beneficial ownership of the shares held by WELLC, ERI and members of the Belfer Group, excluding the LDB Foundation, subject to the Shareholders Agreement. The address of the LDB Foundation is c/o Laurence D. Belfer, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

    (18) Based on a report on Schedule 13D/A filed with the SEC on August 31, 2001 and Westport's records. This number includes (i) 261,610 shares of Westport common stock held by Vantz LP subject to the Shareholders Agreement and (ii) an aggregate of 35,327,598 shares of Westport common stock held by

         WELLC, ERI and members of the Belfer Group, excluding Vantz LP, subject to the Shareholders Agreement, with respect to which shares Vantz LP may be deemed to have shared voting power pursuant to the Shareholders Agreement. Vantz LP disclaims beneficial ownership of shares held by WELLC, ERI and members of the Belfer Group, excluding Vantz LP, subject to the Shareholders Agreement. The address of Vantz LP is c/o Laurence
         D. Belfer, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

    (19) Based on a report on Schedule 13D/A filed with the SEC on August 31, 2001, Form 4 filed with the SEC on December 17, 2001 and Westport's records. This number includes an aggregate of 35,589,208 shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding Mr. Belfer, subject to the Shareholders Agreement, with respect to which shares Mr. Belfer may be deemed to have shared voting power pursuant to the Shareholders Agreement. Among the shares held by the Belfer Group subject to the Shareholders Agreement, Mr. Belfer may be deemed to have shared voting and dispositive powers with respect to an aggregate of 1,432,310 shares of Westport common stock held by LDB, LDB2, the RAB Trust, LDB Foundation and Vantz LP due to his position as the sole director and shareholder of LDB and LDB2, the sole trustee of the RAB Trust, the sole trustee of the LDB Foundation and the sole member of Vantz LLC, the general partner of Vantz LP. Mr. Belfer disclaims beneficial ownership of the shares of Westport common stock held by WELLC, ERI and members of the Belfer Group subject to the Shareholders Agreement, excluding shares held by Mr. Belfer, LDB, LDB2, RAB Trust, the LDB Foundation and Vantz LP. The address of Mr. Belfer is 767 Fifth Avenue, 46th Floor, New York, New York 10153.

    (20) Includes (i) 6,187 shares of Westport common stock held by Mr. Saltz subject to the Shareholders Agreement, (ii) 60,000 shares of Westport's 6 1/2% convertible preferred stock held by Mr. Saltz, which are convertible into 27,947 shares of Westport common stock, and (iii) an aggregate of 35,583,021 shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding Mr. Saltz, subject to the Shareholders Agreement, with respect to which shares Mr. Saltz may be deemed to have shared voting power pursuant to the Shareholders Agreement. Mr. Saltz disclaims beneficial ownership of the shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding Mr. Saltz, subject to the Shareholders Agreement. The address of Mr. Saltz is 767 Fifth Avenue, 46th Floor, New York, New York 10153.

    (21) Includes (i) 776,829 shares of Westport common stock held by Saltz Investment subject to the Shareholders Agreement and (ii) an aggregate of 34,812,379 shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding Saltz Investment, subject to the Shareholders Agreement, with respect to which shares Saltz Investment may be deemed to have shared voting power pursuant to the Shareholders Agreement. Saltz Investment disclaims beneficial ownership of the shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding Saltz Investment, subject to the Shareholders Agreement. The address of Saltz Investment is c/o Jack Saltz, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

    (22) Includes (i) 62,039 shares of Westport common stock held by JAS Foundation subject to the Shareholders Agreement and (ii) an aggregate of 35,527,169 shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding JAS Foundation, subject to the Shareholders Agreement, with respect to which shares JAS Foundation may be deemed to have shared voting power pursuant to the Shareholders Agreement. JAS Foundation disclaims beneficial ownership of the shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding JAS Foundation, subject to the Shareholders Agreement. The address of JAS Foundation is c/o Jack Saltz, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

    (23) Wellington Management Company, LLP is the investment manager for clients which are the record holders of the shares of Westport common stock. Wellington Management Company, LLP, in its capacity as investment manager, has shared investment power and no voting power over an aggregate of 867,024 shares of Westport common stock and shared investment power and shared voting power over an aggregate of 4,627,441 shares of Westport common stock.

    (24) Includes (i) 33,750 shares of Westport common stock held by Donald D. Wolf Family Limited Partnership and (ii) options to purchase 633,015 shares of Westport common stock exercisable within 60 days of December 31, 2002. Mr. Wolf is the sole general partner of the Donald D. Wolf Family Limited Partnership.

    (25) Includes options to purchase 241,000 shares of Westport common stock exercisable within 60 days of December 31, 2002.

    (26) Includes (i) 2,500 shares of Westport common stock held by Mr. McCain subject to restrictions pursuant to a restricted stock agreement dated April 9, 2001 and (ii) options to purchase 35,278 shares of Westport common stock exercisable within 60 days of December 31, 2002.

    (27) Includes (i) 54,862 shares of Westport common stock held by Mr. Henderson, (ii) 10,000 shares of Westport common stock held by Mr. Henderson subject to restrictions pursuant to a restricted stock agreement dated September 10, 2001, (iii) 2,000 shares of Westport's
         6 1/2% convertible preferred stock held by Mr. Henderson, which are convertible into 931 shares of Westport common stock and represent less than 1% of Westport's 6 1/2% convertible preferred stock outstanding as of December 31, 2002, and (iv) options to purchase 157,104 shares of Westport common stock, all of which are exercisable within 60 days of December 31, 2002.

    (28) Includes (i) 2,500 shares of Westport common stock held by Mr. Boigon subject to restrictions pursuant to a restricted stock agreement dated April 3, 2001 and (ii) options to purchase 27,594 shares of Westport common stock exercisable within 60 days of December 31, 2002.

    (29) Includes options to purchase 24,767 shares of Westport common stock exercisable within 60 days of December 31, 2002.

    (30) Includes options to purchase 78,441 shares of Westport common stock exercisable within 60 days of December 31, 2002.

    (31) Includes options to purchase 63,207 shares of Westport common stock exercisable within 60 days of December 31, 2002.

    (32) Includes (i) 6,750 shares of Westport common stock held by Mr. McBride subject to restrictions pursuant to a restricted stock agreement dated January 11, 2001 and (ii) options to purchase 35,927 shares of Westport common stock exercisable within 60 days of December 31, 2002.

    (33) Includes options to purchase 4,500 shares of Westport common stock, all of which are exercisable within 60 days of December 31, 2002.

    (34) Based on a report on Schedule 13D filed with the SEC on August 31, 2001 and Westport's records. This number includes (i) 6,500 shares of Westport common stock held by Mr. Gerber, (ii) 13,911,152 shares of Westport common stock held by ERI subject to the Shareholders Agreement, beneficial ownership of which shares may be attributable to Mr. Gerber, and (iii) an aggregate of 21,678,056 shares of Westport common stock held by WELLC and the Belfer Group subject to the Shareholders Agreement, with respect to which shares ERI and, as a result, Mr. Gerber may be deemed to have shared voting power pursuant to the Shareholders Agreement. Mr. Gerber disclaims beneficial ownership of 35,589,208 shares of Westport common stock subject to the Shareholders Agreement. The address of Mr. Gerber is One Oxford Centre, Suite 3300, 301 Grant Street, Pittsburgh, Pennsylvania 15219-6401.

    (35) Includes options to purchase 6,750 shares of Westport common stock exercisable within 60 days of December 31, 2002.

    (36) Based on a report on Schedule 13D filed with the SEC on August 31, 2001 and Westport's records. This number includes (i) 2,000 shares of Westport common stock held by Mr. Porges, (ii) 13,911,152 shares of Westport common stock held by ERI subject to the Shareholders Agreement, beneficial ownership of which shares may be attributable to Mr. Porges, and (iii) an aggregate of 21,678,056 shares of Westport common stock held by WELLC and the Belfer Group subject to the Shareholders Agreement, with respect to which shares ERI and, as a result, Mr. Porges may be deemed to have shared voting power pursuant to the Shareholders Agreement. Mr. Porges disclaims beneficial ownership of 35,589,208 shares of Westport common stock subject to the Shareholders Agreement. The address of Mr. Porges is One Oxford Centre, Suite 3300, 301 Grant Street, Pittsburgh, Pennsylvania 15219-6401.

    (37) Includes options to purchase 6,750 shares of Westport common stock exercisable within 60 days of December 31, 2002.

    (38) Includes options to purchase 14,248 shares of Westport common stock exercisable within 60 days of December 31, 2002.

    (39) Includes (i) options to purchase 1,328,581 shares of Westport common stock and (ii) 532,000 shares of Westport's 6 1/2% convertible preferred stock, which are convertible into 247,801 shares of Westport common stock, which amount represents approximately 18.2% of Westport's 6 1/2% convertible preferred stock outstanding as of December 31, 2002.

                                  OTHER MATTERS

         The Board of Directors does not know of any other matters that are to be presented for action at the Special Meeting. However, if any other matters properly come before the Special Meeting or any adjournments(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

                      STOCKHOLDER PROPOSALS AND NOMINATIONS

         Proposals of stockholders intended to be presented at the 2003 Annual Meeting of Stockholders, or the 2003 Annual Meeting, must have been received by the Company on or before December 24, 2002, in order to be eligible for inclusion in the Company's proxy statement and form of proxy. To be so included, a proposal must also comply with all applicable provisions of Rule 14a-8 under the Exchange Act.

     In addition, the Company's bylaws provide that for a stockholder proposal to be properly brought before the 2003 Annual Meeting by a stockholder, such stockholder must give timely notice thereof in writing to the Secretary of the Company and the subject of such proposal must be a proper subject for stockholder action under the Nevada Revised Statutes. To be timely, such stockholder's notice must be delivered to the Secretary of the Company at the principal executive offices of the Company during the period beginning February 19, 2003 and ending on March 11, 2003. Such stockholder's notice must comply with the notice requirements set forth in Section 2.7(a) of the Company's bylaws.

     In the event that the number of directors to be elected to the Board of Directors at the 2003 Annual Meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company on or before March 1, 2003, a stockholder's notice as described in the immediately preceding paragraph shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company.


                                              By Order of the Board of Directors

                                                    /s/ HOWARD L. BOIGON
                                              ----------------------------------
                                              Howard L. Boigon
                                              Vice President, General Counsel
                                              and Secretary

                         WESTPORT RESOURCES CORPORATION

           PROXY FOR SPECIAL MEETING OF STOCKHOLDERS -- MARCH 5, 2003

     THIS PROXY IS SOLICITED ON BEHALF OF THE WESTPORT RESOURCES CORPORATION
                               BOARD OF DIRECTORS

         Revoking all prior proxies, the undersigned hereby appoints Barth E. Whitham and Lon McCain, and each of them, proxies for the undersigned with full power of substitution, to vote all shares of Westport Resources Corporation Common Stock which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Westport Resources Corporation to be held in Denver, Colorado, on Wednesday, March 5, 2003, at 9:00 a.m., local time, or at any adjournment(s) or postponement(s) thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

         PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE, OR IF NO SUCH DIRECTION IS INDICATED ON THE REVERSE SIDE, IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON EACH PROPOSAL.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

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                              FOLD AND DETACH HERE

                         WESTPORT RESOURCES CORPORATION

  PLEASE MARK VOTE IN BRACKETS IN THE FOLLOWING MANNER USING DARK INK ONLY. [x]


         1. TO AMEND THE WESTPORT RESOURCES CORPORATION AMENDED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FROM 70 MILLION SHARES TO 100 MILLION SHARES.

                                                        For    Against   Abstain
                                                        [ ]      [ ]       [ ]


          THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEM 1.

                                       NOTE: Please sign as name appears hereon.
                                       Joint owners should each sign. When
                                       signing as attorney, executor,
                                       administrator, trustee or guardian,
                                       please give full title as such.

                                       Signature:
                                                  -----------------------
                                       Date:
                                             ------------

                                       Signature:
                                                  -----------------------
                                       Date:
                                             ------------


 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                              FOLD AND DETACH HERE